UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 20, 2006 (September 15, 2006)
Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

380 Madison Avenue
New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry Into a Material Definitive Agreement.

A brief description of the material terms and conditions of the employment agreement entered into between Investment Technology Group, Inc. (the “Company”) and Robert C. Gasser on September 15, 2006 (the “Gasser Agreement”) and the amendment to the employment agreement entered into between the Company and Raymond L. Killian, Jr. dated December 16, 2004 (the “Killian Agreement”) on September 15, 2006 are set forth in Item 5.02 below.

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Robert C. Gasser Employment Agreement

On September 15, 2006, the Company entered into an employment agreement with Robert C. Gasser pursuant to which Mr. Gasser will serve as the Chief Executive Officer and President of the Company.  Mr. Gasser was CEO at NYFIX, Inc. since November 2005, and prior to that he was CEO of NYFIX Millennium, a subsidiary of NYFIX, INC. since 2001.  The Gasser Agreement provides that the term of Mr. Gasser’s employment will begin on October 4, 2006 and end on December 31, 2009, with automatic one-year extensions, unless terminated earlier by either party upon 90 days written notice.

Compensation and Benefits.  Pursuant to the Gasser Agreement, Mr. Gasser will receive a base salary of $750,000 each year; except that for the period from October 4, 2006 through December 31, 2006, Mr. Gasser will receive an aggregate base salary of $250,000 and a guaranteed bonus of $520,000.  Mr. Gasser’s guaranteed bonus will be paid no later than December 31, 2006.  Mr. Gasser will also be entitled to the following performance bonuses pursuant to the Company’s Amended and Restated Pay-For-Performance Incentive Program: (i) for the 2007 calendar year, a performance bonus up to a maximum of $1,575,000, based upon the Company attaining certain pre-tax operating income performance objectives established by the Compensation Committee of the Board of Directors of the Company (the “Committee); (ii) for the 2008 calendar year, a performance bonus based on the Company attaining certain pre-tax operating income performance objectives established by the Committee, with $1,575,000 payable at target; and (iii) for each calendar year after 2008 during the term of Mr. Gasser’s employment, a performance bonus based upon attainment of performance objectives to be established by the Committee based on Company-appropriate market competitive pay practices.

Mr. Gasser will be eligible to participate in the Company’s standard retirement, medical, life insurance and disability insurance coverage, vacation and fringe benefits and other programs covering senior executive officers of the Company and reimbursement of all reasonable business expenses.

Equity Grants.  The Gasser Agreement provides that on October 4, 2006, the Company will grant Mr. Gasser 31,250 restricted stock units (the “RSUs”).  The foregoing RSUs will vest in three equal installments on each of October 31, 2007,

October 4, 2008 and October 4, 2009; provided that the pre-tax operating performance objective established by the Committee is achieved.  If the Company does not achieve the performance objective by September 30, 2009, the RSU award will be forfeited.  The Gasser Agreement also provides that on October 4, 2006, the Company will grant Mr. Gasser a nonqualified stock option to purchase a number of shares of the Company’s common stock such that the option has a Black Scholes value of $1,156,000.  The option will vest in three equal annual installments beginning on October 4, 2007.  The Gasser Agreement further provides that as soon as practicable after the beginning of the 2008 calendar year, the Company will grant Mr. Gasser RSUs representing a number of shares of the Company’s common stock equal to $925,000 (the “2008 RSUs”) and an additional nonqualified stock option to purchase a number of shares of the Company’s common stock such that the option has a Black Scholes value of $925,000 (the “2008 Option”), in each case based on the current stock price of a share of Company common stock on the date of grant.  The 2008 RSUs will vest in equal annual installments over the three-year period commencing on the first anniversary of the date of grant; provided that certain performance objectives set by the Committee are met.  The 2008 Option will vest in three equal installments beginning on the first anniversary of the date of grant.  For calendar years after 2008 during the term of Mr. Gasser’s employment, the Company will make equity awards as and when equity awards are granted to senior executive officers generally, with the amount and terms of such awards determined on the same basis as awards granted to senior executive officers of the Company generally.

Severance.  The Gasser Agreement provides that if his employment with the Company is terminated by the Company without cause, if he terminates employment with the Company for good reason, or if the Company elects not to renew the Gasser Agreement, in each case, prior to a change in control of the Company, the Company will pay to Mr. Gasser an amount equal to Mr. Gasser’s base salary payable through his termination date and a pro-rated portion of the bonus compensation Mr. Gasser would have actually earned for the calendar year in which his date of termination occurs (to be paid as and when bonuses are payable to other executives for that year).  The Company will also pay to Mr. Gasser, in accordance with the Company’s normal payroll practices, an amount equal to the sum of (i) Mr. Gasser’s base salary at the rate then in effect on the date of his termination and (ii) an amount equal to the average annual bonus paid or payable to Mr. Gasser with respect to the three calendar years preceding the calendar year of his termination.  For purposes of the foregoing calculation only, Mr. Gasser’s bonus with respect to the 2006 calendar year will be deemed to be $1,575,000.  All outstanding equity awards held by Mr. Gasser that are not vested as of his date of termination, will continue to vest as if he had remained employed by the Company through the first anniversary of his date of termination and any performance objectives applicable to such awards will be deemed satisfied as of his termination date.  All outstanding options held by Mr. Gasser that are vested as of the termination date will remain exercisable until the earlier of the first anniversary of Mr. Gasser’s date of termination or the expiration of the option term in accordance with the terms of the Company’s 1994 Stock Option and Long-Term Incentive Plan (or any successor plan thereto).  Any outstanding options that vest during the one-year period following his termination date will remain exercisable until the earlier of the one-year period following the applicable vesting date or the expiration of the option term.  The Company will also continue to maintain and provide to Mr.

Gasser continued medical coverage at the level in effect on his date of termination for one year after his date of termination.

The Gasser Agreement further provides that if Mr. Gasser’s employment is terminated by the Company without cause, by Mr. Gasser for good reason, or if the Company elects not to renew the Gasser Agreement, in each case, on or after a change in control of the Company, the Company will pay to Mr. Gasser the same severance benefits he would have received if his employment was terminated by the Company without cause or by Mr. Gasser for good reason prior to a change in control of the Company, except that (i) he will receive payment of his annual base salary and his average annual bonus in a lump sum, (ii) all outstanding equity awards held by Mr. Gasser as of the date of his termination (to the extent not fully vested as of the date of termination) will become fully vested and exercisable in accordance with the terms of the Company’s 1994 Stock Option and Long-Term Incentive Plan (or any successor plan thereto), and (iii) continued medical coverage for Mr. Gasser will run until the earlier of the end of the two-year period following Mr. Gasser’s date of termination or the date on which Mr. Gasser is eligible to receive medical coverage through subsequent employment.

The Gasser Agreement provides that if any payment, coverage or benefit provided to him is subject to the excise tax under section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), Mr. Gasser will have the amounts payable to him and benefits he will receive reduced so that no amounts he would receive would be subject to the excise tax under section 4999 of the Code if such reduction would result in him receiving a greater amount on an after-tax basis than if no reduction had occurred.

All severance benefits are conditioned on his execution and non-revocation of a release.

If Mr. Gasser’s employment is terminated on account of his death, permanent disability, voluntary resignation other than for good reason or by the Company for cause, Mr. Gasser will be entitled to receive only his base salary through his date of termination, reimbursement of all reimbursable expenses incurred by him prior to such termination, and all other accrued, but unpaid benefits under the Company’s benefit plans and programs.  In addition, if Mr. Gasser’s employment is terminated on account of his death or permanent disability, all outstanding equity awards held by Mr. Gasser as of the date of termination will become fully vested and exercisable in accordance with the terms of the Company’s 1994 Stock Option and Long-Term Incentive Plan (or any successor plan thereto).

Restrictive Covenants.  The Gasser Agreement provides that during the term of Mr. Gasser’s employment with the Company, and for the one-year period after Mr. Gasser’s termination of employment, Mr. Gasser can not (i) compete against the Company, (ii) solicit in any way the employees of the Company or its subsidiaries to terminate their employment, or (iii) solicit in any way the customers, suppliers, clients, brokers, licensees or other business relations of the Company or its subsidiaries to cease doing business with the Company or its subsidiaries.

A copy of the Gasser Agreement is attached as Exhibit 10.1 to this current report on Form 8-K.

Amendment to Raymond J. Killian, Jr. Employment Agreement

On September 15, 2006, the Company and Raymond L. Killian, Jr. entered into an amendment to the Killian Agreement  pursuant to which the parties agreed that Mr. Killian’s position with the Company will change from Chief Executive Officer and President to Chairman, effective October 4, 2006.  This change in position will not trigger Mr. Killian’s right to any severance benefits under the Killian Agreement.

A copy of the amendment to the Killian Agreement is attached as Exhibit 10.2 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description__________________________________
10.1	Employment Agreement dated September 15, 2006, between Investment Technology Group, Inc. and Robert C. Gasser

10.2	Amendment dated September 15, 2006 to Employment Agreement between Investment Technology Group, Inc. and Raymond L. Killian, Jr. dated December 16, 2004

99.1	Press Release of Investment Technology Group, Inc., dated September 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

Dated: September 20, 2006	By:	/s/ Howard C. Naphtali
Howard C. Naphtali
Managing Director, Chief Financial Officer, and
Duly Authorized Signatory of Registrant

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated September 15, 2006, between Investment Technology Group, Inc. and Robert C. Gasser

10.2	Amendment dated September 15, 2006 to Employment Agreement between Investment Technology Group, Inc. and Raymond L. Killian, Jr. dated December 16, 2004

99.1	Press Release of Investment Technology Group, Inc., dated September 18, 2006